THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

ARC Holding Group

333 Turnball Canyon Road

City of Industry, CA 91745

We have audited the accompanying balance sheet of ARC Holding Group as of March 31, 2006 and 2007, and the related statements of income, and cash flows for the twelve-month periods then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ARC Holding Group as of March 31, 2006 and 2007, and the changes in its retained earnings and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note D to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Blackwing Group, LLC

Issuing Office: Independence, MO

March 21, 2008

ARC INTERNATIONAL CORP.

BALANCE SHEETS

MARCH 31, 2007 AND 2006

             ASSETS                                                                                                                          2007                             2006

Current Assets:

        Cash and cash equivalents                                                                                 $                  241,387    $                  172,987

        Accounts receivable – Trade (Net of $20,000 and $20,000)                                            3,090,460                     1,705,895

        Unclaimed processing costs                                                                                                   978,525                                   --

        Inventory                                                                                                                                              --                        297,345

        Net investment in lease receivable – current                                                                          86,027                        102,659

        Other receivables                                                                                                                        32,213                          10,233

        Prepayments                                                                                                                              669,205                          43,243

                 Total current assets                                                                                                      5,097,817                     2,332,362

Fixed Assets

        Trailer                                                                                                                                            90,186                        157,692

        Automobile and Truck                                                                                                             534,700                        438,715

        Equipment                                                                                                                               3,071,130                        791,508

        Furniture and Fixtures                                                                                                                64,536                          35,980

        Software                                                                                                                                       19,786                          19,786

                                                                                                                                                          3,780,338                     1,443,681

        Accumulated Depreciation                                                                                                   (681,690)                     (309,438)

                 Total Fixed Assets                                                                                                        3,098,648                     1,134,243

Other assets:

        Net investment in lease receivable – long term                                                                           608                          78,866

        Restricted cash                                                                                                                            67,585                          55,114

        Security deposits                                                                                                                      166,737                        142,326

        Investment in affiliate                                                                                                              261,000                                  --

                 Total other assets                                                                                                             495,930                        276,306

                         Total assets                                                                                          $               8,692,395    $               3,742,911

                LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

        Accounts payable                                                                                                $                  109,365    $                  306,352

        Accrued expenses and other payables                                                                                 474,271                        440,235

        Note payable                                                                                                                          2,744,504                        600,000

        Income tax payable                                                                                                                   209,920                        108,132

        Capital lease obligation – current                                                                                           126,989                        139,029

        Loans payable – current                                                                                                          491,432                          96,621

        Deferred revenue                                                                                                                                 --                          30,000

                 Total current liabilities                                                                                                  4,156,481                     1,720,369

Long-term liabilities:

        Capital lease obligation – long term                                                                                       263,203                        416,513

        Loans payable – long term                                                                                                   1,719,338                        335,035

        Deferred income tax liabilities – long term                                                                              72,644                          16,957

        Subordinated loans                                                                                                                             --                          52,500

                 Total long-term liabilities                                                                                              2,055,185                        821,005

                         Total liabilities                                                                                                       6,211,666                     2,541,374

Stockholders’ equity:

        Capital stock, $1 stated value; 100,000,000 shares authorized;

                 1,600,000 shares issued and outstanding                                                                  1,600,000                        850,000

        Retained earnings                                                                                                                     880,729                        351,537

                                                                                                                                                          2,480,729                     1,201,537

                 Total liabilities and stockholders’ equity                                                 $               8,692,395    $               3,742,911

See accompanying notes to financial statements

ARC INTERNATIONAL CORP.

STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTH PERIODS ENDED MARCH 31, 2007 AND 2006

                                                                                                                                                      2007                             2006

Income

        Net Sales                                                                                                                   $             17,896,460    $             15,310,564

Total Income                                                                                                                                   17,896,460                   15,310,564

Cost of good sold                                                                                                                               6,670,024                     9,056,095

Gross margin                                                                                                                                    11,226,436                     6,254,469

General, selling and administrative expenses

        Advertising                                                                                                                                     29,727                          40,272

        Accounting                                                                                                                                       1,800                            2,064

        Auto expenses                                                                                                                               346,676                        304,425

        Bad Debt                                                                                                                                         54,365                          70,130

        Bank Charges                                                                                                                                  10,141                          10,410

        Depreciation                                                                                                                                 391,711                        249,825

        Donations                                                                                                                                         2,750                          15,095

        Employee Benefits                                                                                                                          42,900                                   --

        Entertainment                                                                                                                                20,126                          30,537

        Insurance                                                                                                                                      227,249                        208,548

        Internet Service                                                                                                                              18,968                          20,954

        Legal and Professional                                                                                                                  114,057                          87,998

        Leasing Expense                                                                                                                           118,450                          50,246

        Licenses and Permits                                                                                                                       41,292                          37,881

        Maintenance and Repair                                                                                                                  89,022                          16,662

        Marketing                                                                                                                                       59,642                          24,844

        Miscellaneous                                                                                                                                    5,670                          18,409

        Office Expenses                                                                                                                            114,242                          86,907

        Outside Labor                                                                                                                             2,175,036                        683,044

        Payroll                                                                                                                                       3,562,753                     2,294,940

        Payroll Tax Expenses                                                                                                                   328,467                        232,050

        Penalty                                                                                                                                             7,086                          16,318

        Postage                                                                                                                                           58,289                          38,159

        Property Tax                                                                                                                                          --                            3,719

        Rent                                                                                                                                          1,432,900                        982,502

        Research and Development                                                                                                                     --                          65,621

        Show Expense                                                                                                                                      805                            6,806

        Supplies                                                                                                                                         396,866                        163,801

        Telephone and Fax                                                                                                                       113,341                          72,523

        Training                                                                                                                                            4,972                            3,590

        Travel                                                                                                                                           128,444                          72,303

        Utilities                                                                                                                                        165,578                          66,159

Total General and Administrative Expenses                                                                                     10,133,325                     5,922,742

        Net Operating income                                                                                                                1,093,111                        331,727

Other income (expenses):

        Gain (loss) on sale of equipment                                                                                                   (30,046)                          22,855

        Interest income                                                                                                                               18,522                            6,073

        Other income                                                                                                                                  23,875                          53,829

        Interest expenses                                                                                                                        (244,046)                        (83,691)

        Other expenses                                                                                                                             (50,497)                         (8,704)

Total Other Income (Expenses)                                                                                                         (282,192)                          (9,638)

Income before income tax expenses                                                                                                      810,919                        322,089

Provision for income taxes                                                                                                                   281,727                        140,089

Net income (Loss)                                                                                                            $                  529,192    $                  182,000

Earnings per share – 1,600,000 and 850,000 shares issued                                                                       0.3307                          0.2141

See accompanying notes to financial statements

ARC INTERNATIONAL CORP.

STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTH PERIODS ENDED MARCH 31, 2007 AND 2006

                                                                                                                                                      2007                             2006

Cash flows from operating activities:

    Net Income                                                                                                                 $                  529,192    $                  182,000

    Adjustments to reconcile net income to net cash

        Provided by operating activities:

            Depreciation                                                                                                                          391,711                        249,825

                 (Increase) decrease in:

                 Accounts receivable                                                                                                  (1,384,565)                   (1,362,425)

                 Inventory                                                                                                                           297,345                        216,015

                 Other receivables                                                                                                             (21,980)                          (7,733)

                 Unclaimed processing costs                                                                                        (978,525)                                   --

                 Prepayments                                                                                                                   (625,962)                        (36,723)

                 Security deposits                                                                                                             (24,411)                        (68,083)

                 Increase (decrease) in:

                 Accounts payable                                                                                                         (196,987)                      (119,706)

                 Accrued expenses and other payables                                                                           34,036                        384,723

                 Income tax payable                                                                                                           101,788                        104,582

                 Deferred income tax liabilities                                                                                           55,687                          16,957

                 Deferred revenue                                                                                                              (30,000)                          30,000

                        Net cash provided (used) by operating activities                                           (1,852,671)                     (410,568)

Cash flows from investing activities:

    Restricted cash deposited with trust                                                                                         (12,471)                        (55,144)

    Purchase of property and equipment                                                                                      (356,443)                      (282,874)

    Proceeds from sale of assets                                                                                                                 --                            4,257

    Investment in affiliate                                                                                                                (261,000)                                   --

    (Gain) Loss on Disposition of Equipment                                                                                   30,046                        (22,855)

    Principal received on net investment in lease receivable                                                       112,890                          68,674

                 Net cash (used) by investing activities                                                                      (486,978)                     (287,942)

Cash flows from financing activities:

    Principal payments on capital lease obligation                                                                      (165,350)                      (113,073)

    Principal payments on loans payable                                                                                      (168,605)                        (34,087)

    Proceeds from issuance of common stock                                                                                650,000                        300,000

    Loans from shareholders                                                                                                             (52,500)                          34,650

    Loans borrowed from bank for operations                                                                            2,144,504                        600,000

                 Net cash (used) by financing activities                                                                     2,408,049                        787,490

                 Net increase (decrease) in cash                                                                                        68,400                          88,980

Cash at beginning of period                                                                                              172,987                          84,007

Cash at end of period                                                                                       $                  241,387    $                  172,987

Supplemental disclosure of cash flow information:

    Cash paid for interest                                                                                               $                  244,046    $                    83,691

    Cash paid for income taxes                                                                                      $                  129,492    $                      8,480

Non-cash investing and financing transactions:

    See Note N for details

See accompanying notes to financial statements

ARC INTERNATIONAL CORP.

STATEMENTS OF STOCKHOLDERS’ EQUITY

ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION

ON MARCH 28, 1996

(Expressed in US Dollars)

                                                                                                                                                                                          Total

                                                                      Number of                         Par                           Retained                 Stockholders’

                                                                Common Shares                  Value                         Earnings                Equity (Deficit)

 - at March 28, 1996                                                500,000                            1.000                                   --                        500,000

Balance, April 1, 2005                                             500,000    $                      1.000    $                  169,537    $                  669,537

Issuance of 350,000 shares

        of common stock at

        $1 stated value                                                350,000                            1.000                                   --                        350,000

Net income for Year Ending

        March 31, 2006                                                          --                                   --                        182,000                        182,000

Balance, March 31, 2006                                   850,000                           1.000                      351,537                   1,201,537

Issuance of 750,000 shares

        of common stock at

        $1 stated value                                                750,000                            1.000                                   --                        750,000

Net income for the period

        From April 1, 2006 to

        March 31, 2007                                                          --                                   --                        529,192                        529,192

Balance, March 31, 2007                                1,600,000    $             1,600,000    $                880,729    $            2,480,729

See accompanying notes to financial statements

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Condensed financial statements of ARC International Corporation included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  Although certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted, ARC International Corporation believes that the disclosures are adequate to make the information presented not misleading.

A summary of significant accounting policies of ARC International Corporation is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the accompanying financial statements.

The condensed financial statements included herein reflect all normal recurring adjustments that, in the opinion of management, are necessary for fair presentation.

Organization, Nature of Business and Trade Name (also see Note R)

Northstar Ventures, Inc. (NVI) was organized under the laws of the State of Nevada on December 3, 1998 under the name of Northstar Ventures, Inc.  The Company was incorporated primarily to evaluate, negotiate, structure and complete a merger, or acquisition of, prospects consisting of private companies, partnerships, or sole proprietorships.  NVI seeks to acquire a controlling interest in such entities in contemplation of later completing an acquisition.  NVI is not limited to any operation or geographic area in seeking out opportunities.

NVI intends to continue to seek the acquisition of assets, property or business that may benefit the NVI and its stockholders.  Management anticipates that any such acquisition would require it to issue shares of its common stock as the sole consideration for the acquisition.  The NVI does not intend to restrict its search to any particular business or industry, and the area in which it will seek out acquisition, reorganizations or mergers will be restriction free.

The NVI’s articles initially authorized 20,000,000 shares of Preferred Stock and 80,000,000 shares of Common Stock, both at a par value of $0.001 per share.

ARC International Corp. (the Company) is in the business of providing material recycling services.  During the past fiscal year, the Company has evolved from a provider in traditional, reverse, E-commerce, and environmental logistic to an E-waste and metal recycler.  The Company was incorporated in the State of California on March 28, 1996, and began operations on the same date.  The Company currently operates in California, Texas, Georgia, and Nevada.

The Company grants credits to customers in E-waste industry throughout the nation.  Consequently, the Company’s ability to sell and collect the amounts due from customers is affected by economic fluctuations in those industries.

The Company’s articles initially authorized 100,000,000 shares of common stock with a stated value of $1.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Organization, Nature of Business and Trade Name (continued)

On January 4, 2008, Northstar Ventures, Inc., a Nevada corporation made an acquisition of ARC International Corp., a California corporation by exchanging Ten Million Eight Hundred Three Thousand Eight Hundred and Thirty Four (10,803,834) shares of common stock (100%) of ARC International Corp. for Ten Million Eight Hundred Three Thousand Eight Hundred and Thirty Four (10,803,834) shares of common stock of Northstar Ventures, Inc.  Immediately prior to implementation of this agreement Northstar Ventures, Inc. had One Million Four Hundred Seventy Three Thousand Two Hundred and Fifty shares outstanding.  After implementation of the agreement Northstar Ventures, Inc. has Twelve Million Two Hundred Seventy Seven Thousand Eighty Four shares of Common Stock.

The financials include the accounts of Northstar Ventures, Inc. and ARC International Corp. up until January 4, 2008 each of these companies were separate and distinct.  On January 4, 2008, Northstar Ventures, Inc. acquired ARC International Corp. as a wholly owned subsidiary.  ARC International Corp.’s primary business is E-waste and metal recycling.  Upon execution of this agreement Northstar Ventures, Inc. changed its name of ARC International Corporation.

Prior to January 4, 2008, ARC International Corp. had been a privately owned and operated business with well-established facilities in California, Texas, Georgia and Nevada.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period.  Actual results could differ from those estimates.  Management further acknowledges that it is solely responsible for adoption sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Activity reflected in these consolidated financial statements is from the activity in acquired company ARC International Corp.

Revenue Recognition

The Company generally recognizes revenue upon the delivery of service and products, except E-waste revenue claimed under the California Electronic Waste Recycling Act of 2003 (California SB 20).  Under the California SB 20 revenue is recognized when the claim is submitted to the California Integrated Waste Management Board (CIWMB).

Advertising

Expenses related to specific jobs are allocated and classified as costs of goods sold.  Expenses not related to specific jobs are recorded as general and administrative expenses.  Advertising expense for the years ended December 31, 207 and 2006 totaled $29,727, and $40,272, respectively.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers unrestricted currency, demand deposits, certificate of deposits, money market accounts and highly liquid investments with maturities of three months or less to be cash equivalents.  The Company maintains at various financial institutions cash and cash equivalents, which may exceed federally insured amounts at times.  The Company places its cash balances with high quality financial institutions, and management believes credit risk is limited.

Property and Equipment

Property and equipment are carried at cost.  Expenditures for maintenance and repairs are charged against operations.  Renewals and betterments that materially extend the life of the assets are capitalized.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets.  The estimated useful lives of depreciable assets are:

                                                                                                                        Estimated

                                                                                                                      Useful Lives

                 Office Equipment                                                                         5 – 10 years

                 Office Furniture                                                                            5 – 7 years

                 Shop Tools                                                                                   5 – 7 years

                 Vehicles                                                                                         5 – 10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system.  For audit purposes, depreciation is computed under the straight-line method.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on ARC International Corporation’s financial condition and results of operations during the period in which such changes occurred.  Actual results could differ from those estimates.  Estimates also affect the reported amounts of revenues and expenses during the reporting period.  In management’s opinion, methodologies used to determine estimates are adequate and consistent with those of prior years.  ARC International Corporation’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts to properly reflect the realizable value of trade accounts receivable.  Management based upon past experience of uncollectible accounts estimates the balance in the allowance account.  Accounts receivable reflects an allowance for uncollectible accounts for March 31, 2007 and 2006 of $20,000.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories consisting primarily of LCD monitors, wireless communication media centers, laser printer, and home theater monitor stands are stated at lower of cost or market on a first-in, first-out basis.  Cost is determined by using the moving average method.  We have no policy for a reserve for excess and obsolete inventory based on forecasted demand.

Impairment of Long-Lived Assets

The Company regularly reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicated the carrying amount of the asset may not be recoverable.  If the sum of the expected future cash flows, undiscounted and without interest charges, were less than the carrying amount of the asset, the Company would recognize an impairment loss based on the estimated fair value of its assets.  As of March 31, 2007 and 2006, no impairment loss on long-lived assets was recorded by the Company.

Income Taxes

Deferred income taxes were recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases.  Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.  A valuation allowance is established if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

Concentration of Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of accounts receivable. As of March 31, 2007, the claims submitted to the CIWMB represented approximately 19% of the trade accounts receivable before allowances.  In addition, four customers other than CIWMB represented approximately 61% of the trade accounts receivable before allowances at March 21, 2007.  For customers other than CIWMB, the Company generally does not require collateral and its accounts receivable is not secured.  The Company performs ongoing credit evaluation of its customers and maintains an allowance of credit losses.

Fair Value of Financial Instruments

For the following financial instruments including cash, accounts receivable, inventories, other receivables, prepaid expenses, and accounts payable, notes payable, accrued expense, and deposits, carrying value approximates fair value because of the short maturity of these financial instruments. The carrying value of the long-term debt approximates fair value because the terms of the instruments are similar to terms available to the Company for similar types of borrowing arrangements.

Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument.  These estimates are subjective in nature and involve uncertainty and matters of significant judgment, and therefore cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Common Stock

The Company has authorized common stock and has not authorized any other form of stock including preferred stock.

Principles of Consolidation

These consolidated financial statements are presented based on the generally accepted accounting principle of acquisition.  An acquisition of a company occurs when one enterprise pays cash, or issues stock or debt for all or part of the voting stock of another enterprise.  The acquired enterprise remains intact as a separate legal entity.  The parent-subsidiary relationship is accounted for as a purchase, and it is referred to as an acquisition.  Consolidated statements present the results of operations and the financial position of a parent company and its subsidiaries essentially as if the group were a single enterprise with one or more branches or divisions.

Recently Issued Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This statement changes the requirements for the accounting for and reporting a change in accounting principle.  This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, when practicable.

In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140.”  This statement improves financial reporting by eliminating the exemption from applying statement 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156 “Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140.”  This statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable.  SFAS No. 156 states that an entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006.

In October 2006, the FASB issued SFAS No. 157 (SFAS No. 157).  The purpose of SFAS No. 157 is to provide users of financial statements with better information about the extent to which fair value is used to measure recognized assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements of earnings for the period.

SFAS No. 157 also provides guidance on the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements.  This changes the definition of fair value to be the price that would be received to sell an asset or paid to transfer a liability, an exit price, as opposed to the price that would be paid to acquire the asset or received to assume the liability, and entry price.   SFAS No., 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods with those fiscal years (e.g., January 1, 2008, for calendar year-end entities.)  We do not expect the adoption of SFAS No. 157 to have a material impact on our financial position, results of operations or cash flows.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 158 (SFAS No. 158), which amends SFAS No. 87,. 88, 106 and 132(R).  Post application of SFAS 158, an employer should continue to apply the provision in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date to its statement of financial position and in determining the amount of net periodic benefit cost.

SFAS 158 requires amounts to be recognized as the funded status of a benefit plan, which is, the difference between plan assets at fair value and the benefit obligation.  SFAS 158 further requires recognition of gains/losses and prior service costs or credits not recognized pursuant to SFAS No. 87 or SFAS No. 106.  Additionally, the measurement date is to be the date of the employer’s fiscal year-end.

Lastly, SFAS No. 158 requires disclosure in the financial statements effects from delayed recognition of gains/losses, prior service costs or credits, and transition assets of obligations.  SFAS No. 158 is effective for years ending after December 15, 2006 for employers with publicly traded equity securities and as of the end of the fiscal year ended after June 15, 2007 for employers without publicly traded equity securities.  We do not expect the adoption of SFAS No. 158 to have a material impact on our financial position, results of operations or cash flows.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE B – UNCLAIMED PROCESSING COSTS

The Company has incurred costs on E-waste processing which were not submitted to CIWMB for reimbursement as of March 31, 2007.  The costs were computed as follows:

                 Costs incurred on recycling prior to March 31, 2007             $               1,476,544

                 Estimated earnings                                                                                          244,771

                 Total billable fees at March 31, 2007                                                          1,721,315

                 Payments claimed as of March 31, 2007                                                     (580,638)

                 Unclaimed recycling fees                                                                             1,140,677

                 Estimated earnings on unclaimed recycling fees                                      (162,152)

                 Unclaimed processing costs                                                      $                  978,525

NOTE C – NET INVESTMENTS IN LEASES

During the year, the Company leased twelve trailers to individual tuck drivers.  Revenue from qualifying non-cancelable trailer lease contracts is accounted for as sales-type leases.  The present value of all payments is recorded as revenue, and the associated interest is recorded over the term of the lease agreement, which ranges from 12 to 24 months.  The net investment in finance leases was as follows:

                                                                                                                                     2007                             2006

                 Finance lease receivable                                                             $                    91,410    $                  202,600

                 Unearned interest                                                                                              (4,775)                       (20,775)

                 Net investment in leases                                                            $                    86,635    $                  181,525

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE D – PREPAYMENTS

Prepayments consist of the following at March 31:

                                                                                                                                     2007                             2006

                 Prepaid expenses                                                                         $                    83,236    $                    43,243

                 Prepaid equipment deposits                                                                           292,051                                   --

                 Prepaid purchase deposits                                                                             293,918                                  --

                 Total prepayments                                                                      $                  669,205    $                    43,243

NOTE E – PROPERTY AND EQUIPMENT

The carrying values of fixed assets as of March 31, 2007 and 2006, were as follows:

                                                                                                                                     2007                             2006

                 Trailer                                                                                5 yrs    $                    90,186    $                  157,692

                 Automobile and truck                                                    5 yrs                        534,700                        438,715

                 Equipment                                                                        5 yrs                     3,071,130                        791,508

                 Furniture and fixtures                                               5 – 7 yrs                          64,536                          35,980

                 Software                                                                           3 yrs                          19,786                          19,786

                     Total                                                                                                            3,780,338                     1,443,681

                 Less:  accumulated depreciation                                                                 (681,690)                      (309,438)

                                                                                                                         $               3,098,648    $               1,134,243

Depreciation for the periods ended March 31, 2007 and 2006 is $391,711 and $249,825.

NOTE F – RESTRICTED CASH

Amounts of $50,000 and $10,000 were deposited into trust accounts to meet the requirements of the California Department of Toxic Substances Control (DTSC) and Georgia Department of Natural, respectively.  The regulations of DTSC and Georgia Department of Natural require that an operator of a hazardous waste management facility provide assurance that funds will be available when closure care of the facility is needed.  In addition, $3,500 was placed with Southern California Edison Company as a deposit.  Interest earnings have been accrued on the accounts as an addition to restricted cash.

NOTE G – SECURITY DEPOSITS

The Company has made security deposits with the owners of the office/warehouse facilities at various locations.  As of March 31, 2007 and 2006, the amounts totaled $166,737 and $142,326, respectively.

NOTE H – INVESTEMNT IN AFFILIATE

The Company invested $261,000 in ARC (Cambodia) Corp in the year 2007.  It represents 100% of ARC (Cambodia) Corp.’s common stock at March 31, 2007.  The accounts of ARC (Cambodia) Corp. were not consolidated with the Company as the subsidiary was formed in March 2007 with no significant business activity as of March 31, 2007.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE I – BANK CREDIT FACILITIES

Revolving Line of Credit

The Company has revolving line of credit and letter of credit facilities totaling $4,000,000 with a bank under a loan and security agreement.  Any borrowings under the facility would bear interest at bank prime rate of LIBOR plus 2.25%, and are secured by substantially all Company’s assets.  In addition, the Company’s president and vice president personally guaranteed the line of credit.  At March 31, 2007, the outstanding balance aggregated $2,744,504 with the interest rate at 8.25%.  The current facilities expire on August 31, 2007 and 2008, respectively.

Equipment Loan

The company established a revolving line of credit of $744,000 with a bank for acquisition of equipment for 58 months.  Interest is payable monthly at bank prime rate.  The credit facilities are secured primarily by equipment and fixtures.  As of March 31, 2007, the loan balance totaled $659,840.  Monthly principal of $11,377 with interest payment started on April 30, 2007 and will end on January 31, 2012.  The loan bore 8.25% interest rate per annum as of March 31, 2007.

In addition, the Company established a $1,000,000 term loan with a bank for acquisition of equipment for five years.  Interest is payable monthly at Published Wall Street Journal prime rate.  The borrowings are secured primarily by equipment and fixtures.  In addition, the borrowings were personally guaranteed by the Company’s president.  As of January 19, 2007 the loan balance totaled $1,000,000.  Monthly principal of $16,667 with interest payment started on February 15, 2007 and will end on January 15, 2012.  The loan bore 8.25% interest rate per annum as of March 31, 2007.

The Company has additional loan agreements to finance the acquisition of machineries, trucks, and passenger vehicles.  The following is a schedule by years of the amount of maturities:

Year Ended March 31:

                 2008                                                                                                $                  491,432

                 2009                                                                                                                    484,182

                 2010                                                                                                                    480,055

                 2011                                                                                                                    456,370

                 2012                                                                                                                    298,731

                   Total                                                                                            $               2,210,770

NOTE J – CAPITAL LEASES

The company its transportation and office equipment from various financing companies under capital leases.  The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease, and accordingly, it is recorded in the Company’s assets and liabilities.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE J – CAPITAL LEASES (continued)

The following is a schedule by years of future minimum payments required under the lease together with their present value as of March 31, 2007:

Year Ended March 31:

                 2008                                                                                                $                  151,570

                 2009                                                                                                                    149,495

                 2010                                                                                                                    114,191

                 2011                                                                                                                      17,075

                 2012                                                                                                                    462,331

                 Total                                                                                                                  (42,139)

                                                                                                                        $                  390,192

NOTE K – INCOME TAXES

The Company (ARC International Corporation) filed organization paperwork with the State of Nevada.  At the time of filing ARC International Corporation elected and filed to be a C Corporation.

The acquired company, ARC International Corp. filed organization paperwork with the State of California.  At the time of filing ARC International Corp. elected and filed to be a C Corporation.

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS 109”).  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax asset and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax asset and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The components of the provision for income taxes are as follows:

                                                                                                                                     2007                             2006

                 Current:                                                    Federal                        $                  182,295    $                  101,251

                                                                                   State                                                   43,745                          21,881

                 Deferred:                                                  Federal                                               31,866                            6,302

                 Furniture and Fixtures                           State                                                  23,821                          10,655

                 Total income tax expenses                                                         $                  281,727    $                  140,089

The components of net deferred taxes as of March 31, 2006 are as follows:

                 Deferred tax assets:                                                                                  2007                             2006

                   Allowance for uncollectible account                                      $                      4,768    $                      4,768

                   State tax                                                                                                               8,107                            3,790

                 Deferred tax assets                                                                                            12,875                            8,558

                 Deferred tax liabilities                                                                                      (85,519)                       (25,515)

                 Net deferred tax liabilities                                                           $                  (72,644)    $                 (16,957)

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE L – ISSUANCE OF NEW SHARES

On September 28, 2006, the Board of Directors approved and issued 750,000 shares of common stock at stated value of $1 per share.  At March 31, 2007, the Company had 1,600,000 shares of common stock issued and outstanding.

In 2008 an additional 9,203,834 shares were authorized and issued in preparation of execution of the acquisition agreement.  These shares were issued after the closing date of these statements; therefore, they are not reflected in the chart below.  All shares were exchanged for an equivalent number of shares of the acquiring company Northstar Ventures, Inc.  Net loss peer share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted average number of common shares outstanding during each period is used to compute basic loss per share.  Basic net loss per common share is based on calculation of the weighted-average number of share of common stock as of March 31, 2006 and 2007 of Eight Hundred and Fifty Thousand and One Million Six Hundred Thousand, respectively.

         Number of Shares                            Net Income                           Year                     Net Gain Per Share

                    850,000                                       $182,000                             2006                                 ..2141

                 1,600,000                                       $529,192                             2007                                 ..3307

NOTE M – COMMITMENTS AND CONTINGENCIES

The Company leased office and warehouse facilities in various locations.  The minimum rentals under noncancellable operating leases are as follows:

Year Ended March 31:

                 2008                                                                                                $               1,275,674

                 2009                                                                                                                 1,422,427

                 2010                                                                                                                 1,126,236

                 2011                                                                                                                    359,040

                 2012                                                                                                                    361,960

                 2013                                                                                                                    300,240

                 2014                                                                                                                    277,000

                 2015                                                                                                                      96,000

                                                                                                                         $               5,216,577

In addition, the company has a purchase option for its City of Industry, California warehouse facility for $12,309,888.  The purchase option expires on October 19, 2007 (see Note R regarding subsequent events).

The Company also leased various transportation facilities and equipment under noncancellable operating leases.  The following is a schedule by years of future minimum rentals under the leases:

                                                                                         Automobile

                                                                                            & Truck                    Equipment                       Total

Year Ended March 31:

                 2008                                                          $                    22,988    $                  118,872    $                  141,860

                 2009                                                                                 18,217                        118,872                        137,089

                 2010                                                                                   4,800                        118,872                        123,672

                 2011                                                                                         --                          94,683                          94,683

                 2012                                                                                         --                          10,717                          10,717

                   Total                                                       $                    46,005    $                  462,016    $                  508,021

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE N –      Supplemental Disclosures – Noncash Investing and Financing Transactions

                                                                                                                                     2007                             2006

Capital lease obligation incurred

  for acquisition of equipment                                                                    $                             --    $                  208,282

Loans payable incurred for

  acquisition of equipment                                                                          $               1,947,719    $                  470,327

Subordinated loans from shareholders

  converted to common stock                                                                     $                  100,000    $                    50,000

NOTE O – LEGAL PROCEEDINGS

On May 3, 2007, the Company entered into a settlement agreement with an insurance company to resolve a lawsuit brought forth by the insurance company in 2006.  The Company paid $2,500 as settlement to the insurance company in order to avoid the cost and expense of litigation.

The Company is currently involved in certain legal proceedings with a customer.  The Company’s legal counsel has indicated that the Company was named as a defendant in a lawsuit where a customer alleged that the Company lost the shipment.  The Company has filed claim with its insurance carrier.  No amount has been accrued in the financial statements since the outcome of this matter is uncertain, and since the resulting liability, if any, cannot be determined.

NOTE P – SUBSEQUENT EVENTS

PURCHASE OPTION – Note O outlines an option to purchase the facility located at the City of Industry in California.  This option was not exercised by ARC International Corp.  It was exercised by Environ Con, LLC the majority members in Environ Co, LLC are also shareholders of ARC International, Inc.

As of January 1, 2008, a rental agreement has been executed between Environ Con, LLC and ARC International, Corp. for the facility.  The terms of the agreement are for ARC International, Corp. to make a security deposit of $107,712 and also pay $22,774 in other fees with the first rental payment of $53,856.  These terms are equivalent to the terms for other similar facilities in the surrounding areas.

ACQUISITION

An acquisition of a company occurs when one enterprise pays cash or issues stock for debt for all or part of the voting stock of another enterprise.  The acquired enterprise remains intact as a separate legal entity.  The parent-subsidiary relationship is accounted for as a purchase, and it is referred to as an acquisition.

ARC International Corp. prior to the acquisition has Ten Million Eight Hundred Three Thousand Eight Hundred and Thirty Four (10,803,834) shares of common stock issued and outstanding.  Per the acquisition agreement these shares were exchanged for an equal number of shares in Northstar Ventures, Inc.  Northstar Ventures, Inc. prior to the acquisition has originally issued and outstanding One Million Four Hundred Seventy Three Thousand Two Hundred and Fifty (1,473,250) shares of common stock.  After the implementation of the agreement Northstar Ventures, Inc has outstanding Twelve Million Two Hundred Seventy Seven thousand Eighty Four (12,277,084) shares of common stock.  In an acquisition the stock disclosures are presented by retroactively stating the equity accounts as of the earliest period presented to give effect to the new capital structure subsequent to the acquisition.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2007 AND 2006

NOTE P – SUBSEQUENT EVENTS (continued)

Therefore, the equity section of the financial statements presented reports the total number of shares issued as of March 31, 2007 as Twelve Million Two Hundred Seventy Seven Thousand Eighty Four (12,277,084) shares of common stock.

The merger agreement stipulated that the shareholders of ARC International Corp. would exchange Ten Million Eight Hundred Three Thousand Eight Hundred and Thirty Four (10,803,834) shares, representing One Hundred Percent (100%) of the issued and outstanding shares of ARC International Corp. common stock, including its processes and assets; for Ten Million Eight Hundred Three Thousand Eight Hundred and Thirty Four (10,803,834) shares of stock of Northstar Ventures, Inc.  Upon finalization of this transaction per the agreement, ARC International Corp. would become a wholly owned subsidiary of Northstar Ventures, Inc. and Northstar Ventures, Inc. would change its name to ARC International Corporation.

Per the acquisition agreement, on January 4, 2008, ARC International Corp. transferred Ten Million Eight Hundred Three Thousand Eight Hundred and Thirty Four (10,803,834) shares of the stock representing One Hundred Percent (100%) of the authorized and outstanding shares of ARC International Corp.  Northstar Ventures, Inc. issued Ten Million Eight Hundred Three Thousand Eight Hundred and Thirty Four (10,803,834) shares of common stock representing Eighty Eight percent (88%) of the authorized issued and outstanding shares of Northstar Ventures, Inc. in exchange for the Ten Million Eight Hundred Three Thousand Eight Hundred and Thirty Four (10,803,834) shares of common stock of ARC International Corp.

As part of the acquisition ARC International Corp. exchanged assets valued at approximately $2,480,729 for Ten Million Eight Hundred Three Thousand Eight Hundred and Thirty Four (10,803,834) shares of Northstar Ventures, Inc. at a value of .2296 per share.  At the time of the acquisition, Northstar Ventures, Inc., had no assets; therefore the One Million Four Hundred Seventy Three Thousand Two Hundred and Fifty (1,473,250) shares of Northstar Ventures, Inc. still issued and outstanding had no value at the time of the trade.  The resulting increase in shares caused a decrease in the value of the newly issued Ten Million Eight Hundred Three Thousand Eight Hundred and Thirty Four (10,803,834) shares to .2021 cents per share.  This resulted in a dilution of .0275 cents per share equal to a .1198 percent dilution.

ARC INTERNATIONAL CORP.

BALANCE SHEET

DECEMBER 31, 2007

ASSETS

Current assets

        Trade accounts receivable, net                                                                                                                $               6,607,634

        Inventory                                                                                                                                                                         262,997

        Due from affiliate                                                                                                                                                            720,000

        Loan to shareholder                                                                                                                                                       237,127

        Net investment in lease receivable                                                                                                                                16,298

        Other receivables                                                                                                                                                           296,193

        Prepaid expenses                                                                                                                                                            445,998

                 Total current assets                                                                                                                                            8,586,247

Property and equipment, net                                                                                                                                             4,008,588

Other assets:

        Restricted cash                                                                                                                                                                 59,444

        Security deposits                                                                                                                                                           264,448

        Investment in long-term security                                                                                                                                 930,000

                 Total other assets                                                                                                                                               1,253,892

                 Total assets                                                                                                                                        $             13,848,727

Liabilities and STOCKHOLDERS’ Equity

Current liabilities:

        Accounts Payable                                                                                                                                      $               2,204,254

        Note payable – current                                                                                                                                               5,061,794

        Cash overdraft                                                                                                                                                                165,230

        Accrued expenses and other payables                                                                                                                       323,199

        Income tax payable                                                                                                                                                        292,072

        Capital lease obligation – current                                                                                                                                377,811

        Deferred tax liabilities                                                                                                                                                    185,640

                 Total current liabilities                                                                                                                                       8,610,000

Long-Term Liabilities:

        Notes payable – long-term                                                                                                                                        1,428,644

        Capital lease obligation – long-term                                                                                                                            827,267

                 Total long-term liabilities                                                                                                                                   2,255,911

                 Total liabilities                                                                                                                                                   10,865,911

Commitments and contingencies

Stockholder’s Equity:

        Common stock, $1 stated value; 100,000,000 shares authorized;

          1,600,000 shares issued and outstanding                                                                                                              1,600,000

        Retained earnings                                                                                                                                                       1,382,816

                 Total stockholder’s equity                                                                                                                                2,982,816

                 Total liabilities and stockholders’ equity                                                                                       $             13,848,727

See accompanying notes to financial statements

ARC INTERNATIONAL CORP.

STATEMENT OF OPERATIONS AND RETAINED EARNINGS

FOR NINE MONTHS ENDED DECEMBER 31, 2007

Net sales                                                                                                                                                                                             $                24,025,333

Cost of goods sold                                                                                                                                                            14,113,854

        Gross profit                                                                                                                                                                  9,911,479

General, selling and administrative expenses                                                                                                                  8,894,143

        Operating income                                                                                                                                                        1,017,336

Other income (expenses):

        Interest income                                                                                                                                                                   7,021

        Other income                                                                                                                                                                     97,678

        Gain on sale of asset                                                                                                                                                        91,046

        Other expense                                                                                                                                                                  (2,135)

        Interest expense                                                                                                                                                          (386,169)

Income before income tax expenses                                                                                                                                    824,777

Provision for income tax expenses                                                                                                                                       322,688

Net income                                                                                                                                                                               502,089

Retainer earnings, April 1, 2007                                                                                                                                            880,727

Retained earnings, December 31, 2007                                                                                                            $               1,382,816

See accompanying notes to financial statements

ARC INTERNATIONAL CORP.

STATEMENT OF CASH FLOWS

FOR NINE MONTHS ENDED DECEMBER 31, 2007

Cash flows from operating activities:

        Net income                                                                                                                                                  $                  502,089

        Adjustments to reconcile net income to net cash used

          in operating activities:

                 Depreciation and amortization                                                                                                                             708,366

                 Changes in assets and liabilities:

                         (Increase) decrease in trade accounts receivable                                                                               (3,517,174)

                         (Increase) decrease in inventory                                                                                                              (262,997)

                         (Increase) decrease in unclaimed processing cost                                                                                   978,522

                         (Increase) decrease in prepaid expenses                                                                                                   223,207

                         (Increase) decrease in due from affiliate                                                                                                  (720,000)

                         (Increase) decrease in security deposits                                                                                                   (97,710)

                         (Increase) decrease in other receivables                                                                                                 (422,629)

                         Increase (decrease) in accounts receivable                                                                                            2,094,889

                         Increase (decrease) in accrued expenses and other payables                                                                  44,076

                         Net cash provided (used) by operating activities                                                                                 (469,361)

Cash flows from investing activities:

        Investment in affiliate                                                                                                                                                 (669,000)

        Purchase of property and equipment                                                                                                                       (593,186)

                 Net cash provided (used) by investing activities                                                                                       (1,262,186)

Cash flow from financing activities:

        Borrowings from loan payable to bank                                                                                                                    1,535,164

        Principal payments on capital lease obligations                                                                                                    (210,234)

                 Net cash provided (used) by financing activities                                                                                          1,324,930

                 Net increase (decrease) in cash                                                                                                                        (406,617)

Cash, April 1, 2007                                                                                                                                                                  241,387

Cash, December 31, 2007                                                                                                                                   $               (165,230)

Supplemental disclosure of cash flows information:

        Cash paid for interest                                                                                                                                $                  386,169

        Cash paid for income taxes                                                                                                                       $                  137,540

See accompanying notes to financial statements

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 1 – The Company and Nature of Operations

ARC International Corp. (the Company) is in the business of providing material recycling services.  During the past fiscal year, the Company has evolved from a provider in traditional, reverse, E-commerce, and environmental logistic to an E-waste and metal recycler.  The Company was incorporated in the State of California on March 28, 1996, and began operations on the same date.  The Company currently operates in California, Georgia, Illinois, Nevada and Texas.

The Company grants credits to customers in E-waste and material recycling industry throughout the nation and overseas.  Consequently, the Company’s ability to sell and collect the amounts due from customers is affected by economic fluctuations in those industries.

NOTE 2 – Summary of Significant Accounting Policy

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Revenue Recognition

The Company generally recognizes revenue upon the delivery of service and products, except E-waste revenue claimed under the California Electronic Waste Recycling Act of 2003 (California SB 20) is recognized when the claim is submitted to the California Integrated Waste Management Board (CIWMB).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Estimates are used for, but not limited to, the accounting for doubtful accounts, depreciation and amortization, taxes and contingencies. Actual results could differ from those estimates.  Estimates also affect the reported amounts of revenues and expenses during the reporting period.  In management’s opinion, methodologies used to determine estimates are adequate and consistent with those of prior years.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts to properly reflect the realizable value of trade accounts receivable.  The balance in the allowance account is estimated by management based upon past experience of uncollectible accounts.  Accounts receivable reflects an allowance for uncollectible accounts for $20,000 at December 31, 2007.

Inventories

Inventories consisting primarily of electronic products are stated at lower of cost or market on a first-in, first-out basis.  Cost is determined by using the moving average method.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 2 – Summary of Significant Accounting Policy - continued

Property and Equipment

Property and equipment are stated at cost.  Depreciation is provided by the straight-line method over the estimated lives of the assets.

Investment in Long-Term Security

Investment consists of an investment in securities of a foreign public corporation.  The purchase is accounted for using the Cost Method under current GAAP, as the investment consists of less than 20% of the corporation’s total outstanding common stocks.

Impairment of Long-Lived Assets

The Company regularly reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicated the carrying amount of the asset may not be recoverable.  If the sum of the expected future cash flows, undiscounted and without interest charges, were less than the carrying amount of the asset, the Company would recognize an impairment loss based on the estimated fair value of its assets.  As of December 31, 2007, no impairment loss on long-lived assets was recorded by the Company.

Income Taxes

Deferred income taxes were recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases.  Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.  A valuation allowance is established if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

Concentration of Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of accounts receivable. As of December 31, 2007, the claims submitted to the CIWMB represented approximately 37% of the trade accounts receivable before allowances.  In addition, three customers other than CIWMB represented approximately 49% of the trade accounts receivable before allowances at December 31, 2007.  For customers other than CIWMB, the Company generally does not require collateral and its accounts receivable is not secured.  The Company performs ongoing credit evaluation of its customers and maintains an allowance of credit losses.

Fair Value of Financial Instruments

For the following financial instruments including cash, accounts receivable, inventories, other receivables, prepaid expenses, and accounts payable, notes payable, accrued expense, and deposits, carrying value approximate fair value because of the short maturity of these financial instruments. The carrying value of the long-term debt approximates fair value because the terms of the instruments are similar to terms available to the Company for similar types of borrowing arrangements.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 2 – Summary of Significant Accounting Policy - continued

Fair Value of Financial Instruments - continued

Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument.  These estimates are subjective in nature and involve uncertainty and matters of significant judgment, and therefore cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.

NOTE 3 – Net Investment in Leases

During the year, the Company leased twelve trailers to individual tuck drivers.  Revenue from qualifying non-cancelable trailer lease contracts is accounted for as sales-type leases.  The present value of all payments is recorded as revenue, and the associated interest is recorded over the term of the lease agreement.

The net investment in finance leases was as follows:

                 Finance lease receivable                                                             $                    16,560

                 Unearned interest                                                                                                 (262)

                 Net investment in leases                                                            $                    16,298

NOTE 4 – Prepaid Expenses

Prepaid expenses consist of the following at December 31:

                 Prepaid expenses                                                                         $                  206,262

                 Prepaid equipment deposits                                                                             13,453

                 Prepaid purchase deposits                                                                             226,283

                 Total prepayments                                                                      $                  445,998

NOTE 5 – Property and Equipment

A summary of property and equipment follows:

                 Auto                                                                                  5 yrs    $                  538,142

                 Equipment                                                                        5 yrs                     4,543,070

                 Furniture and fixtures                                                5 - 7 yrs                          67,115

                 Software                                                                           3 yrs                          19,789

                 Trailers                                                                              5 yrs                          67,843

                 Leasehold Improvement                                      15 – 35 yrs                          17,146

                     Total                                                                                                            5,253,105

                 Less:  accumulated depreciation                                                                1,244,517

                                                                                                                         $               4,008,588

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 6 – Restricted Cash

$50,000 was deposited into a trust account to meet the requirements of the California Department of Toxic Substances Control (DTSC).  The regulation of DTSC requires that an operator of a hazardous waste management facility provide assurance that funds will be available when closure care of the facility is needed.  In addition, $3,500 was placed with Southern California Edison Company as a deposit.  Interest earnings have been accrued on the accounts as an addition to restricted cash.  As of December 31, 2007, the Company’s restricted cash account has a balance of $59,444.

NOTE 7 – Investment

The Company has made these following changes to its investments in 2007:

The Company sold its investment in ARC (Cambodia) Corp. Ltd. to an affiliate for $720,000 at cost.

In 2007, the Company invested $930,000 in a foreign public corporation that specializes in the field of environmental engineering.  The purchase agreement requires the Company to hold the invested interest for at least one year.

NOTE 8 – Bank Credit Facilities

Revolving Line of Credit

The Company has revolving line of credit and letter of credit facilities totaling $4,000,000 with a bank under a loan agreement.  Any borrowings under the facility would bear interest at the bank’s prime rate minus 0.50% or LIBOR plus 2.00%, and are secured by the Company’s assets.  In addition, the Company’s line of credit was personally guaranteed by the Company’s president.  At December 31, 2007, the outstanding balance aggregated $2,334,068 with the interest rate at 6.75%.  The current facilities expire on August 1, 2008.

The Company also has a revolving credit agreement totaling $3,000,000 with a bank under a loan agreement.  The aggregate unpaid revolving credit amount would subject to 90% export-related accounts receivables.  In addition, all of the borrowings under the agreement would bear interest at bank’s prime rate minus 0.50% per year or LIBOR plus 2.00% per year, and are secured by substantially all of the Company’s assets.  The line of credit was personally guaranteed by the Company’s president.  At December 31, 2007, the outstanding balance aggregated $2,268,013 with 6.75% interest rate.  The agreement terminates on August 1, 2008.

Equipment Loan

The Company has loan agreements to finance the acquisition of machineries, trucks, and passenger vehicles.  The following is a schedule by years of the amount of maturities:

Year Ended December 31:                                         Equipment                           Auto                            Total

                 2008                                                      $                  441,920        $                    17,790    $                  459,713

                 2009                                                                          441,920                               10,289                        452,209

                 2010                                                                          441,920                                 8,092                        450,011

                 2011                                                                          360,000                                 3,096                        363,097

                 2012                                                                          163,330                                       --                        163,327

                   Total                                                   $               1,849,090        $                    39,267    $               1,888,357

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 8 – Bank Credit Facilities

Equipment Loan - continued

All loan agreements are subject to several financial covenants and ratios.  At December 31, 2007, the Company was not in compliance with certain financial covenants and ratio requirements.  Management intended to work with the bank to resolve the noncompliance.  On May 28, 2008, the bank proposed to issue a forbearance of violation against provisions of loan agreement.

NOTE 9 – Capital Leases

The Company leases several vehicle and office equipment from various financing companies.  The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease, and accordingly, it is recorded in the Company’s assets and liabilities.

The following is a schedule by years of future minimum payments required under the lease together with their present value as of December 31, 2007:

Year Ended December 31:

                 2008                                                                                                $                  408,198

                 2009                                                                                                                    387,196

                 2010                                                                                                                    231,510

                 2011                                                                                                                    152,793

                 2012                                                                                                                      76,397

                 Total minimum lease payments                                                                   1,256,094

                 Lease amount representing interest                                                             (51,016)

                 Present value of minimum lease payments                              $               1,205,078

NOTE 10 – Income Taxes

The components of the provision for income taxes are as follows:

                 Current:                                                    Federal                        $                  165,359

                                                                                   State                                                   44,333

                 Deferred:                                                  Federal                                               43,171

                                                                                   State                                                  69,825

                 Total income tax expenses                                                         $                  322,688

The components of net deferred taxes as of December 31, 2007 are as follows:

                 Deferred tax assets:

                   Allowance for uncollectible account                                      $                      4,768

                   State tax                                                                                                             24,291

                 Deferred tax assets                                                                                            29,059

                 Deferred tax liabilities                                                                                    (214,699)

                 Net deferred tax liabilities                                                           $                (185,640)

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 11 – Commitments and Contingencies

The Company leased office and warehouse facilities in various locations.  The minimum rentals under noncancelable operating leases are as follows:

Year Ended December 31:

                 2008                                                                                                $               1,613,097

                 2009                                                                                                                 1,546,786

                 2010                                                                                                                    558,585

                 2011                                                                                                                    480,480

                 2012                                                                                                                    362,480

                 2013                                                                                                                    276,000

                 2014                                                                                                                    166,000

                                                                                                                         $               5,003,428

The Company also leased various transportation facilities and equipment under noncancelable operating leases.  The following is a schedule by years of future minimum rentals under the leases:

                                                                                         Automobile

                                                                                            & Truck                    Equipment                       Total

Year Ended December 31:

                 2008                                                          $                    38,519    $                  151,447    $                  189,966

                 2009                                                                                 27,486                        151,447                        178,933

                 2010                                                                                 17,344                        123,870                        141,214

                 2011                                                                                   8,077                          28,169                          36,246

                 2012                                                                                  4,038                                   --                            4,038

                   Total                                                       $                    95,464    $                  454,933    $                  550,397

NOTE 12 – Legal Proceedings

On October 8, 2007, the Company entered into a settlement agreement with an insurance company to resolve a lawsuit brought forth by the insurance company in 2007.  The settlement agreement requires the Company to pay $9,500 in four installments, with the first payment due on October 15, 2007.  As of December 31, 2007, the Company had paid a total of $7,125.  The remaining balance of $2,375 was properly accrued as other payable.

In addition, on October 15, 2007, the Company entered into a settlement with a client to resolve a lawsuit regarding a lost shipment.  Under the agreement, the Company was to pay the client $50,000 in ten installments, with the first payment due on October 16, 2007.  As of December 31, 2007, the Company had paid a total of $20,000.  The remaining balance of $30,000 was properly accrued as other payable.

NOTE 13 – Subsequent Event

On January 1, 2007, one of the directors of the foreign public corporation in which the Company invested during 2007 was elected as a new member of the Company’s Board of Directors.  Subsequently, the director resigned on March 19, 2008, and the resignation was accepted by the Company.

ARC INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 13 – Subsequent Event - continued

On January 4, 2008, the Company merged a Nevada Corporation and filed a Form 8-K with the Securities and Exchange Commission.  The Company intended to complete the public company registration process in 2008.

In January 2008, the Company commenced a project to develop a recycling facility in the city of Ensenada, Mexico.  The Company plans to complete the project and have it operational in 2008.